PURCHASE AGREEMENT AND
                               ESCROW INSTRUCTIONS



                                     BETWEEN



                       FOOT CREEK CORPORATION OF ARIZONA,
                                       AND
                           GRANDILLA (ARIZONA), INC.,
                           BOTH ARIZONA CORPORATIONS,
                             COLLECTIVELY AS BUYER,



                                       AND



                  STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC.,
                             AN ARIZONA CORPORATION
                                    AS SELLER




                        N.W.C. 24TH AND JEFFERSON STREET
                                PHOENIX, ARIZONA
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
RECITALS....................................................................  1

AGREEMENTS..................................................................  1

1.       AGREEMENT TO BUY AND SELL..........................................  1

2.       INCLUSIONS IN PROPERTY.............................................  1

3.       ACCEPTANCE; OPENING OF ESCROW......................................  2
         3.1      ACCEPTANCE................................................  2
         3.2      OPENING OF ESCROW.........................................  2

4.       PURCHASE PRICE.....................................................  2
         4.1 PAYMENT OF PURCHASE PRICE......................................  2
                  4.1.1     EARNEST MONEY...................................  2
                  4.1.2     ADDITIONAL FUNDS................................  2

5.       EARNEST MONEY......................................................  3
         5.1      CANCELLATION BY BUYER; DEFAULT BY SELLER..................  3
         5.2      DEFAULT BY BUYER..........................................  3
         5.3      CLOSE OF ESCROW...........................................  3

6.       CLOSE OF ESCROW; CONVEYANCE OF TITLE; TITLE INSURANCE..............  3
         6.1      CLOSE OF ESCROW...........................................  3
         6.2      CLOSING COSTS.............................................  3
         6.3      DEED AND ASSIGNMENT OF LEASE..............................  4
         6.4      AFFIDAVIT OF PROPERTY VALUE...............................  4
         6.5      TITLE INSURANCE...........................................  4
         6.6      IRS SECTION 1445..........................................  5

7.       BUYER'S CONTINGENCIES..............................................  5
         7.1      STATUS OF TITLE...........................................  5
         7.2      THE STUDY PERIOD..........................................  5
         7.3      THE SURVEY................................................  6
         7.4      SUPPLEMENTAL TITLE REPORT AND OBJECTIONS..................  6
         7.5      EXISTING LEASE DOCUMENTS; ESTOPPEL CERTIFICATE............  7
         7.6      ENVIRONMENTAL SURVEY......................................  7
         7.7      FAILURE OF CONDITION PRECEDENT............................  7

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8.       DELIVERY OF STUDIES................................................  7

9.       DELIVERY OF POSSESSION.............................................  8

10.      SELLER'S REPRESENTATIONS AND WARRANTIES............................  8
         10.1     AUTHORITY.................................................  8
         10.2     LITIGATION................................................  8
         10.3     TITLE.....................................................  8
         10.4     CONDEMNATION..............................................  8
         10.5     NO VIOLATION OF LAWS......................................  8
         10.6     ADVERSE POSSESSION........................................  9
         10.7     INSOLVENCY................................................  9
         10.8     ABSENCE OF DEFAULTS.......................................  9
         10.9     WATER RIGHTS..............................................  9
         10.10    HAZARDOUS MATERIALS.......................................  9
         10.11    EXISTING LEASE............................................ 10
         10.12    NO MODIFICATIONS OR DEFAULTS.............................. 10
         10.13    NO FUTURE ALTERATIONS..................................... 10
         10.14    CONCERNING REPRESENTATIONS................................ 10
         10.15    MATERIALITY............................................... 12

11.      BUYER'S WARRANTIES................................................. 12
         11.1     AUTHORITY................................................. 12
         11.2     LITIGATION................................................ 12
         11.3     ABSENCE OF DEFAULTS....................................... 12
         11.4     CONTINUING NOTIFICATION OBLIGATIONS....................... 12

12.      SURVIVAL........................................................... 12

13.      BROKER'S COMMISSION................................................ 12
         13.1     BROKERS................................................... 12
         13.2     INDEMNIFICATION FOR COMMISSION............................ 13
         13.3     SURVIVAL.................................................. 13

14.      Water Rights....................................................... 13

15.      Nominee and Right of Transfer; 1031 Exchange....................... 13

16.      RISK OF LOSS....................................................... 14

17.      [RESERVED]......................................................... 14

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18.      REMEDIES........................................................... 14
         18.1     SELLER'S BREACH........................................... 14
         18.2     BUYER'S BREACH............................................ 15

19.      GENERAL PROVISIONS................................................. 15
         19.1     ATTORNEYS' FEES........................................... 15
         19.2     NOTICES................................................... 15
                  19.2.1 ADDRESSES.......................................... 15
                  19.2.2  EFFECTIVE DATE OF NOTICES......................... 16
         19.3     ESCROW INSTRUCTIONS....................................... 16
         19.4     ESCROW CANCELLATION CHARGES............................... 16
         19.5     APPROVALS................................................. 17
         19.6     FURTHER INSTRUMENTS AND DOCUMENTS......................... 17
         19.7     GOVERNING LAW; CHOICE OF FORUM............................ 17
         19.8     CONSTRUCTION.............................................. 17
         19.9     TIME OF ESSENCE........................................... 17
         19.10    INTERPRETATION............................................ 17
         19.11    HEADINGS AND COUNTERPARTS................................. 18
         19.12    SUCCESSORS AND ASSIGNS.................................... 18
         19.13    SEVERABILITY.............................................. 18
         19.14    EXHIBITS; RECITALS........................................ 18
         19.15    RELATIONSHIP.............................................. 18
         19.16    INTEGRATION CLAUSE; NO ORAL MODIFICATION.................. 18
         19.17    NO ASSUMPTION OF SELLER'S LIABILITIES..................... 18
         19.18    WAIVER.................................................... 18
         19.19    BINDING AGREEMENT......................................... 19

                                    EXHIBITS

         Exhibit A   -   Legal Description of the Property
         Exhibit B   -   Deed
         Exhibit C   -   Non-Foreign Affidavit
         Exhibit D   -   Escrow Instructions

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                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

     THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is entered into effective as of _________________, 1999 (the "Effective Date") by and between FOOT CREEK CORPORATION OF ARIZONA, and GRANDILLA (ARIZONA), INC., both Arizona corporations, or their respective nominee(s) (collectively, "Buyer"), and STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation ("Seller").

                                    RECITALS:

     A. The real property which is the subject of this Agreement is that certain improved property located at the northwest corner of 24th and Jefferson Streets, Phoenix, Arizona which is legally described on EXHIBIT A and is more thoroughly described below (the "Property"). The Property is approximately 2.45 acres or approximately 106,722 Net Surveyed Square Feet (as defined below).

     B. The Property is presently affected by a Net Lease (the "Lease"), dated October 1, 1998, wherein Dollar Rent A Car Systems, Inc., an Oklahoma corporation, is tenant ("Tenant"), and Seller is Landlord.

     C. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property, all upon the terms and conditions set forth in this Agreement. D. It is presently contemplated that the two entities constituting "Buyer" shall receive their interests in the Property in equal shares, but such parties shall be responsible, if they wish to obtain unequal shares, to so inform Seller a reasonable time prior to Closing so that the Closing documents may be drawn accordingly.

                                   AGREEMENTS:

     NOW THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Seller and Buyer (collectively the "Parties" or each individually a "Party"), hereby agree as follows:

     1. AGREEMENT TO BUY AND SELL. Subject to the terms set forth below, Buyer agrees to purchase the Property from Seller and Seller agrees to sell the Property to Buyer.

     2. INCLUSIONS IN PROPERTY. The term "Property" shall also include the following:

          A. All improvements, if any, located on the Property;

          B. The Lease and all rights, deposits, rents and other charges thereunder, such rents and other charges being pro-rated to Closing;
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          C. All tenements,  hereditaments and appurtenances, if any, pertaining to the Property;

          D. All mineral, water and irrigation rights (the "Water Rights"), if any, running with or otherwise pertaining to the Property;

          E. All interest, if any, of Seller in any road adjoining the Property, to the center line of such road; and

          F. All interest, if any, of Seller in any award made or to be made or settlement in lieu of such an award for damage to the Property by reason of condemnation, eminent domain or exercise of police power.

     3. ACCEPTANCE; OPENING OF ESCROW.

          3.1.ACCEPTANCE. The offer represented by this Agreement shall be deemed accepted upon Seller's execution and delivery of one or more counterparts of this Agreement to Escrow Agent (as defined below) on or before November 10, 1999 (the "Acceptance Date").

          3.2. OPENING OF ESCROW. The Escrow (herein so called), shall be opened when one or more fully executed counterparts of this Agreement executed by Seller and Buyer, respectively, have been delivered to Fidelity National Title Insurance Company, Attn: Ms. Bonnie McCoid, 3131 E. Camelback Road, Suite 115, Phoenix, Arizona 85016, Telephone (602) 224-1105, Fax (602) 224-6112 (the "Escrow Agent"), on or before the Acceptance Date (the "Opening of Escrow"). Escrow Agent shall advise Seller and Buyer, in writing, of the Opening of Escrow and the date thereof. Escrow Agent shall provide the Parties with an uninsured closing protection and agency authority letter as soon as possible after the Opening of Escrow.

     4. PURCHASE PRICE.

          4.1 PAYMENT OF PURCHASE PRICE. The Purchase Price (herein so called) to be paid by Buyer to Seller for the Property shall be $1,450,000.00, payable as follows:

               4.1.1 EARNEST MONEY. $50,000.00 Earnest Money (herein so called), by check, shall be deposited in Escrow within 5 days of the Opening of Escrow. The Earnest Money is to be held by Escrow Agent until cancellation as provided below or paid to Seller at Close of Escrow.

               4.1.2. ADDITIONAL FUNDS. The balance of the Purchase Price shall be paid in cash, by check or other immediately available funds, to be deposited in Escrow on or before Close of Escrow (the "Additional Funds"), which is to be held by Escrow Agent until cancellation of this Agreement as provided below or paid to Seller at Close of Escrow.

     5. EARNEST MONEY. Seller and Buyer hereby instruct Escrow Agent to put the Earnest Money in a federally insured daily interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money, and all interest accrued thereon, shall be applied as follows:

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          5.1.  CANCELLATION BY BUYER;  DEFAULT BY SELLER. If Buyer cancels this
     Agreement, as Buyer is entitled so to do as provided in this Agreement, or Seller breaches this Agreement, the Earnest Money and any and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer.

          5.2. DEFAULT BY BUYER. If Buyer breaches this Agreement, the Earnest Money and any and all interest earned to the date of withdrawal shall be paid to Seller as liquidated damages, as Seller's only remedy, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages in case of a default by Buyer, and that the amount of the Earnest Money is a reasonable estimate of Seller's damages caused by Buyer's default.

          5.3. CLOSE OF ESCROW. If the Escrow closes, the Earnest Money and any and all interest earned to Close of Escrow shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at Close of Escrow.

     6. CLOSE OF ESCROW; CONVEYANCE OF TITLE; TITLE INSURANCE.

          6.1. CLOSE OF ESCROW. Consummation of the purchase of the Property (the "Close of Escrow" or "Closing") and recordation of the Deed (as defined below) shall take place on or before the 15th day following the satisfaction (or the written waiver by Buyer) of all of the conditions precedent set forth in Section 7 below, or such later date mutually agreed to in writing by and between Buyer and Seller (the "Closing Date"). At or before Closing, each Party shall execute and deliver such documents and perform such acts as are provided for in this Agreement.

          6.2. CLOSING COSTS. All recording fees, escrow service fees and other escrow closing costs shall be charged by Escrow Agent to, and paid by, the respective Parties in accordance with local custom as determined by Escrow Agent unless payment of such costs is specifically provided for in this Agreement. To the extent not directly billed through to, or paid directly by, Tenant under the Lease, real property taxes, improvement liens and other assessments, if any, shall be prorated to the Close of Escrow, which taxes shall be prorated as of Close of Escrow on the basis of the latest available tax statement; provided, however, that if, after Closing, the actual tax bill for the Property varies from Escrow Agent's pro-ration figures and a Party notifies the other within 12 months of Closing, a new pro-ration shall be completed and the Party in whose favor any difference exists after pro-ration shall be entitled to recover such difference from the other Party. Except as provided in this Section, Seller and Buyer shall each bear their own costs in regard to the sale and purchase of the Property (the "Purchase Transaction"). Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at Close of Escrow. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs.

          6.3. DEED AND ASSIGNMENT OF LEASE. On or prior to the Close of Escrow, Seller shall duly execute, acknowledge and deliver to Escrow Agent for recordation, if appropriate, and delivery to Buyer upon Close of Escrow a special warranty deed, in form and content identical to EXHIBIT B (the

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     "Deed"),  conveying title to the Property to Buyer and warranting fee title to the Property subject only to the matters of record.

Seller shall also execute, acknowledge and deliver to Escrow Agent for recordation, in form and content satisfactory to Buyer and Seller in their respective reasonable discretions, a form of assignment of lease ("Assignment of Lease"), conveying and transferring the leasehold interest under the Lease to Buyer.

All components of the Property shall be deemed transferred and conveyed by execution and delivery of the Deed and the Assignment of Lease.

          6.4. AFFIDAVIT OF PROPERTY VALUE. On or prior to the Close of Escrow, Seller and Buyer shall duly execute, acknowledge and deliver to Escrow Agent an affidavit of real property value ("Affidavit of Property Value") pursuant to A.R.S. ss. 11-1133.

          6.5. TITLE INSURANCE. Escrow Agent shall issue or cause to be issued an extended coverage owner's policy of title insurance in the amount of the Purchase Price (as defined below), it being agreed that Seller shall pay only the premium for a standard owner's policy in the amount of the Purchase Price (the "Owner's Policy") and Buyer shall pay any additional cost. The Owner's Policy is to include, among other things, the following endorsements which are also to be delivered to Buyer: (i) a combined ALTA endorsement No. 3R and 5 referring to the Survey and modified as applicable to the Owner's Policy to the effect that the insured legal and the Survey legal describe one and the same Property; (ii) a patent endorsement if the Property is subject to any restrictions or other matters set forth in any federal or state patent with respect to Property; (iii) a water rights endorsement; (iv) a creditor's rights endorsement; (v) if necessary, an endorsement insuring against archaic deed restrictions; and (vi) such other endorsements as Buyer shall reasonably deem necessary. The cost of all such endorsements shall be paid by Buyer.

          6.6. IRS SECTION 1445. Seller shall furnish to Buyer in Escrow by Close of Escrow a sworn affidavit, in the form of EXHIBIT C (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Purchase Price an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

     7. BUYER'S CONTINGENCIES. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of all of the following conditions precedent (any or all of which may be waived by Buyer, but, except as otherwise provided in this Agreement, only in a writing signed by Buyer or its duly authorized agent):

          7.1. STATUS OF TITLE. Buyer, in Buyer's sole and absolute discretion, shall have approved the condition of title to the Property. In this regard, with reasonable promptness after the Opening of Escrow, Seller shall cause

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     Escrow  Agent to issue and  deliver  to Seller and Buyer a  commitment  for title insurance concerning the Property, together with legible copies of all instruments referred to therein (collectively the "Report"). The Report is to be preliminary to the issuance of the Owner's Policy. Buyer shall have until 5:00 p.m. Arizona time on the 20th day after Buyer's receipt of the Report and the Survey in which to advise Seller and Escrow Agent, in writing, either: (i) that the condition of title to the Property as reflected in the Report and the Survey is acceptable to Buyer; or (ii) to object to any easements, liens, encumbrances or other items, exceptions or requirements in the Report and/or the Survey (the "Title Objections"). If the Title Objections are made within the time specified, Seller may attempt to cure the Title Objections by 5:00 p.m. Arizona time on the 5th day after the delivery of the Title Objections by Buyer (the "Title Cure Deadline"). If Seller should be unable or unwilling to cure the Title Objections by the Title Cure Deadline, then Buyer, by written notice to Seller and Escrow Agent to be given by 5:00 p.m. Arizona time on the 5th day after the Title Cure Deadline, shall either: (i) waive the curing of the portion of the Title Objections that Seller shall have been unable or unwilling to cure and proceed to close the Escrow; or (ii) Buyer shall cancel this Agreement. If, for any reason, Buyer fails to notify Seller and Escrow Agent of Buyer's approval of the condition of title to the Property or of Buyer's election to proceed or cancel within the time periods specified above, Buyer shall be deemed to have approved the condition of title to the Property as shown by the Report and the Survey or to have elected to proceed to close the Escrow, as applicable. Any provision of this Section 7 to the contrary notwithstanding, Seller, at Seller's sole cost, shall cause to be released of record by Close of Escrow any monetary lien or assessment constituting an encumbrance upon the title of the Property as disclosed in the Report, excepting only inchoate liens for taxes and assessments not yet due and payable.

          7.2. THE STUDY PERIOD. Buyer, in Buyer's sole and absolute discretion, shall have approved the condition of the Property. Buyer shall have until 5:00 p.m. Arizona time on the 30th day after the Opening of Escrow (the "Study Period"), at Buyer's sole cost, within which to conduct and/or approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring and developing the Property, including, but not limited to, environmental, soil and engineering studies and the investigation of zoning, title, land, water management, wetlands, construction and permit and access issues (the "Studies"). Seller hereby grants to Buyer and Buyer's agents, employees or contractors the right to enter upon the Property at any time or times during the Study Period to conduct the Studies. In consideration of Seller granting Buyer the right of entry to the Property, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller because of the Studies or any activities by Buyer or its consultants related to the Studies, and to restore the Property to the condition existing immediately prior to any such Study, if any. Buyer's obligations as provided in the preceding sentence shall survive the cancellation of this Agreement. If, for any reason whatsoever, in Buyer's sole discretion the results of any of the Studies are not acceptable to Buyer and Buyer so notifies Seller and Escrow Agent in writing on or before the end of the Study Period (the "Cancellation Notice"), this Agreement shall be canceled. Buyer's failure, for any reason, to give the Cancellation Notice before the expiration of the Study Period automatically shall be deemed to be Buyer's election to close the Escrow.

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
          7.3. THE SURVEY. Buyer, in Buyer's sole and absolute discretion, shall have approved the condition of the Property as reflected in the Survey. In this regard, Seller, within two (2) days after the Opening of Escrow, shall deliver to Buyer and Escrow Agent Seller's existing survey of the Property (the "Survey). If Buyer wishes, Buyer may have the Survey updated at Buyer's cost and expense. If Buyer does so decide, such updated Survey shall become the Survey described herein and the date that Buyer receives such updated Survey shall be the date to begin Buyer's objection period set forth immediately below. If Buyer does not decide to update the Survey, then the existing Survey shall constitute the Survey hereunder. Buyer shall have until 5:00 p.m. Arizona time on the 20th day after Buyer's receipt of the Report and the Survey (either the existing Survey, if Buyer does not decide to update same, or the updated Survey, if Buyer does so decide) in which to advise Seller and Escrow Agent, in writing, either: (i) that title to the Property as reflected in the Report and the Survey is acceptable to Buyer; or (ii) give notice of any Title Objections pursuant to the terms of
     Section 7.1 above, whereupon the provisions in Section 7.1 above regarding cure and cancellation shall apply. If Buyer waives its feasibility contingency set forth in Section 7.2 above, Seller shall, at Seller's sole cost and expense, cause the Survey to be recertified to Buyer, Buyer's successors and assigns and Buyer's lender prior to Closing.

          7.4. SUPPLEMENTAL TITLE REPORT AND OBJECTIONS. Escrow Agent shall immediately issue and deliver to the Parties any supplemental title report(s) deemed necessary by Escrow Agent (the "Supplemental Report"). Buyer shall have until 5:00 p.m. Arizona time on the 5th day after Buyer's receipt of any Supplemental Report in which to advise Seller and Escrow Agent, in writing, of any objections Buyer may have to any item set forth in the Supplemental Report(s) which was not set forth in the Report or a previous Supplemental Report (the "Supplemental Objections"), whereupon the provisions in Section 7.1 above regarding cure and cancellation shall apply.

          7.5. EXISTING LEASE DOCUMENTS; ESTOPPEL CERTIFICATE. Buyer, in Buyer's sole and absolute discretion, shall have approved the Lease, the financial capability of Tenant, and any other items associated therewith. In that regard, within thirty (30) days prior to Closing and a condition to Buyer's obligations hereunder and to the forfietability of the Earnest Money, Seller shall deliver to Buyer an Estoppel Certificate (herein so called) in form and substance as agreed upon by the parties during the Study Period and in a form generally described in the Lease. It shall be incumbent upon Seller to draft and present to Buyer for approval a form of Estoppel Certificate reasonably promptly after Opening of Escrow. If the Estoppel Certificate indicates either a breach or default under the Lease or is otherwise not acceptable to Buyer in its sole discretion, Buyer, in its sole discretion, may either: 1) cancel the transaction, receive a return of its Earnest Money and neither party shall have further liability together hereunder; 2) waive the condition and proceed to Closing; or 3) extend the Closing from time to time to endeavor to either receive an acceptable Estoppel Certificate or to cure any defaults described in an Estoppel Certificate which has been received.

          7.6. ENVIRONMENTAL SURVEY. Within ten (10) days after Opening of Escrow, Seller shall provide to Buyer Seller's existing Phase I Environmental Survey of the Property (the "Environmental Survey"). Buyer shall have until the expiration of the Study Period in which to review and approve the Environmental Survey. Buyer understands that there are two former underground storage tanks located on the Property which have been removed according to a closure letter from the Arizona Department of

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     Environmental   Quality   which  Seller  will  supply  to  Buyer  with  the
     Environmental Survey. In addition, Buyer understands that the Property is located in an area formerly denominated as the so-called "WQARF East Washington" litigation area (the "East Washington Issues"). Both of the foregoing are described in the Environmental Survey. If Buyer waives its feasibility contingency set forth in Section 7.2 above, Seller shall cause the original Environmental Survey to be updated to a date within thirty
     (30) days prior to the close of the Study Period and recertified to Buyer, Buyer's successors and assigns and Buyer's lender. If this revised Environmental Survey sets forth any items which were not originally reflected in the Environmental Survey, Buyer shall have five (5) business days within which to object to this revised Environmental Survey based on these new conditions. If Buyer does so object, Seller shall have the right, but not the obligation, to endeavor to cure such matters, in which case Closing shall be extended for a reasonable period of time not to exceed January 31, 2000, in which to cure such items, or Seller may indicate to Buyer within five (5) business days after receipt of Buyer's objections that Seller will not endeavor to cure same. In that event, Buyer may either waive its objections and close Escrow or cancel this transaction, whereupon the Earnest Money shall be returned to Buyer and neither party shall have further liability to the other hereunder, except for Buyer's obligations of restoration and indemnity which shall survive any such termination.

          7.7. FAILURE OF CONDITION PRECEDENT. If Buyer elects to cancel this Agreement pursuant to the foregoing provisions of this Section 7 or due to failure to occur of any condition precedent to Closing set forth in this Agreement other than a condition which results solely on account of Buyer's breach hereunder or Buyer's actions hereunder, the Earnest Money plus any and all interest accrued thereon shall be refunded immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither Seller nor Buyer shall have any further liability or obligation under this Agreement.

     8. DELIVERY OF STUDIES. Within 5 days following the Opening of Escrow and thereafter until the Closing, Seller agrees to provide Buyer with access to any and all pertinent information in Seller's possession or control relating to the operation, maintenance, construction or repair of the Property, including, but not limited to, any CC&R's, site history, environmental and entitlement material, zoning, platting, engineering, soil tests, water tests, plans and specifications relating to Property improvements, any and all information regarding Lease documents, Tenant's financial statements and financial history, environmental tests, construction, master planning, architectural drawings, correspondence with public entities and like matters regarding the Property.

     9. DELIVERY OF POSSESSION. Seller, at Seller's cost, shall vacate and deliver possession of the Property to Buyer at Close of Escrow, free and clear of all tenants or occupants, except under the Lease.

     10. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer, as of the Effective Date and again as of Close of Escrow, and agrees (with the understanding that Buyer is relying on these warranties, representations, and covenants) as follows:

          10.1. AUTHORITY. Seller has full power and authority to execute, deliver and perform under this Agreement as well as the documents, specimens of which are attached as Exhibits to this Agreement.

          10.2.  LITIGATION.  Except for the East Washington Issues described in
     Section 7.6 above, to Seller's actual knowledge, there are no claims, actions, suits or other proceedings pending or threatened by any governmental department or agency or any other corporation, partnership, entity, or person whomsoever, nor any voluntary actions or proceedings contemplated by Seller, which in any manner or to any extent may detrimentally affect Buyer's right, title or interest in and to the Property or the value of the Property or Seller's ability to perform Seller's obligations under this Agreement and there is no circumstance which should or could reasonably form the basis for any such action or proceeding.

          10.3. TITLE. Seller owns the Property in fee simple absolute. Seller has not authorized work to be performed at the Property and to Seller's actual knowledge no such work has been performed or is in progress and no materials have been furnished to the Property which might give rise to mechanic's, materialman's or other liens against any part of the Property. Seller has not entered into any, and, to Seller's actual knowledge, there are not any, contracts or other obligations outstanding for the sale, exchange or transfer of all or any part of the Property. Seller will not at any time prior to Close of Escrow grant to any third party an interest in the Property; and there are no unrecorded leases, liens or encumbrances which may affect title to the Property except the Lease. All bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership or operation of the Property up to Close of Escrow shall be paid in full by Seller.

          10.4. CONDEMNATION. To Seller's actual knowledge, there is no pending or threatened condemnation or similar proceeding affecting all or any part of the Property, and Seller has not received any notice of any such proceeding and has no actual knowledge that any such proceeding is contemplated.

          10.5. NO VIOLATION OF LAWS. Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment. To Seller's actual knowledge there are no violations of laws, rules, regulations, ordinances, codes, covenants, conditions, restrictions, instructions, requirements or agreements applicable to the Property. Seller has not received notices from any insurance companies, governmental agencies or any other corporation, partnership, entity or person having jurisdiction with respect to violations and if any such notices of violations are received prior to Close of Escrow, Seller shall immediately submit copies to Buyer and Buyer's review and acceptance shall be a condition precedent to Close of Escrow.

          10.6. ADVERSE POSSESSION. To Seller's actual knowledge and except as set forth in the Report and the Lease: (i) there are no persons in adverse possession of the Property; (ii) there are no persons in possession of the Property except Seller; and (iii) no person has been granted any license, lease or other right relating to the use or possession of the Property.

          10.7. INSOLVENCY. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief of debtors contemplated or filed by Seller or pending against Seller or affecting or involving the Property. To Seller's actual knowledge, there is no special assessment pending against the Property by any governmental agency.

          10.8. ABSENCE OF DEFAULTS. To Seller's actual knowledge, there is no default, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default, in any contract, mortgage, deed of trust, lease or other instrument which relates to the Property, or which affects the Property in any manner whatsoever. No consent of any third party is required in order for Seller to enter into, or for Seller to have authority to perform Seller's obligations under, this Agreement.

          10.9. WATER RIGHTS. Seller will take all actions reasonably necessary to transfer any water rights with respect to the Property, if any, at Closing.

          10.10. HAZARDOUS MATERIALS. Neither Seller nor, to Seller's actual knowledge and except for any matter disclosed in any Environmental Study either delivered pursuant to the terms hereof or generated in connection with the transactions contemplated hereby, any other person, has ever caused or permitted any Hazardous Material (as defined below) to be placed, held, located, or disposed of on, under or at all or any part of the Property or from all or any part of the Property into the atmosphere or any watercourse, body of water or wetlands and neither all nor any part of the Property nor any adjoining real property has ever been used (whether by Seller or, to the best of Seller's knowledge, by any other person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material in violation of applicable law. For purposes of this Agreement, "Hazardous Material" means and includes any petroleum product and any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"); any so-called "Superfund" or "Superlien" law; the Resource Conservation and Decay Act of 1976, as amended; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to or imposing a liability or standards of conduct concerning petroleum products or any hazardous, toxic, or dangerous waste petroleum products, substance or material, as now or at any time hereafter in effect; or asbestos or any substance or compound containing asbestos, PCB's or any other hazardous, toxic or dangerous waste, substance or material. To Seller's actual knowledge, the Property does not now contain any underground tanks.

          Seller hereby indemnifies Buyer and agrees to pay, defend and hold Buyer harmless for, from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims, of any and every kind whatsoever, including reasonable attorneys' fee paid, incurred or suffered by, or asserted against, Buyer for, with respect to, or as a direct or indirect result of the breach by Seller of the foregoing representation and warranty.

          10.11. EXISTING LEASE. To Seller's actual knowledge, there is no breach or default under nor does there exist any event or condition which, after the passage of time, the giving of notice or both, would constitute such a breach or default under any of the Lease. To Seller's actual knowledge the Lease is a legal, valid and binding obligation of Seller and Tenant, enforceable in accordance with its terms. Seller and, to Seller's actual knowledge, Tenant have legal capacity to enter into the transactions contemplated thereby and to execute and deliver any existing Lease Documents, all of which have been duly and properly executed by such parties. Payments under the Lease have been made current through November, 1999 with the next monthly payment in the amount called for by the Lease due on December 1, 1999. All payments and other obligations due under the Lease on or prior to the Closing shall be timely paid and performed by Seller and Tenant.

          10.12 NO MODIFICATIONS OR DEFAULTS. The terms of the Lease has not been, and will not be prior to the Closing, impaired, waived, altered or modified by Seller in any respect.

          10.13. NO FUTURE ALTERATIONS. Except as may be undertaken by Tenant pursuant to the terms of the Lease, between the Effective Date and the Closing Date, Seller shall not make or authorize to be made any major or substantial modifications of, or alterations to, all or any portion of the Property and shall maintain the Property in substantially the same condition it is in as of the Effective Date.

          10.14. CONCERNING REPRESENTATIONS. Notwithstanding the foregoing provisions of this Article 10: (i) if Purchaser learns of any actual or alleged inaccuracy in Seller's representations or warranties after the Effective Date and prior to the Closing Date, Purchaser shall promptly notify Seller of such inaccuracy; and (ii) if Seller learns of any actual or alleged inaccuracy in such representations or warranties, Seller shall advise Purchaser of such inaccuracy. Seller shall, on or before the date 10 days after receiving such written notice from Purchaser or of learning of such actual or alleged material inaccuracy make commercially reasonable efforts, without cost or expense to Seller, to cure such inaccuracy and if the Closing Date is scheduled before the expiration of such 10 day period, the Closing Date shall be extended accordingly. Failing such cure by Seller, Seller shall, within the period described in the preceding sentence, notify Purchaser in writing of such failure to cure, and Purchaser's sole and exclusive remedy in such event shall be to elect, on or before the date 5 business days after receiving such written notice from Seller, to either: (y) waive such breach and proceed to consummate the Closing of the Property as contemplated by this Agreement without reduction of the Purchase Price; or (z) terminate this Agreement, whereupon the Escrow Agent shall return to Purchaser the Deposit and all interest accrued thereon, and neither Party will have any further rights or obligations regarding this Agreement or the Property except for any obligations which are to expressly survive the termination of this Agreement. If Purchaser proceeds to Closing, without exercising the right of termination set froth above, each Seller's Representative shall be deemed automatically amended to conform with the knowledge of Purchaser as of the Closing Date, and Seller shall have no liability whatsoever for such previously inaccurate Seller's Representation. For the purposes of this Agreement, Purchaser shall be deemed to have knowledge of any fact or circumstance set forth in the Estoppel Certificate delivered to Purchaser and in any environmental assessment or other report received by Purchaser, and Seller's Representations shall be deemed automatically modified to the extent information contained in the Estoppel Certificate or in any environmental assessment or other report received by Purchaser prior to the Closing is inconsistent with the matters covered in this Agreement.

          Except as expressly represented or warranted by Seller in this Agreement or in the documents executed and delivered by Seller at the Closing (collectively, the "Seller's Representations"), Purchaser acknowledges that neither Seller nor any agent, officer, employee, servant or representative of Seller has made any statement or representation (whether oral or in writing) regarding the subject matter or any fact of this transaction, including, without limiting the generality of the foregoing, any statement or representation as to the physical nature or condition of the Property, soil and subsoil conditions, surface water, underground water, the Property's feasibility for any particular purpose, development, use, improvement or operation, or any other matter or thing affecting or related to the Property or any future use implementation, development, enjoyment or operation of the Property. Purchaser agrees that Purchaser, in executing, delivering and/or performing this Agreement, has not and does not rely upon, and that Seller is not liable or bound in any manner by, any express or implied warranty (including any warranty as to the Property's condition and fitness for a particular use or purpose), guaranty, promise, statement, representation, assurance, proposal or information pertaining to the Property or the Property's zoning, potential use or development, made or furnished by Seller or by any agent, officer, employee, servant or other person representing or purporting to represent Seller, except as expressly stated in Seller's Representations, to whomsoever made or given, directly or indirectly, verbally or in writing. Except as expressly stated in Seller's Representations, Purchaser accepts the Property in "as is, where is" condition "with all faults".

          Purchaser has requested that Seller furnish Purchaser with certain studies, reports and other information in Seller's possession with respect to the Property, including environmental studies and surveys. As an accommodation to Purchaser, Seller has agreed to furnish to Purchaser such information; provided, however, Purchaser hereby acknowledges and agrees that Seller is making absolutely no representations or warranty whatsoever with respect to any such studies, reports or information provided by Seller to Purchaser, except as expressly stated in Seller's Representations, but Seller hereby represents and warrants to Purchaser that Seller has no knowledge of any inaccuracy in or misrepresentation created by any such studies, reports or information which would make any of them misleading. Purchaser acknowledges and agrees that, subject to the terms of this Agreement, Purchaser shall be required to verify the accuracy and details of all such studies, reports and information so provided by Seller to Purchaser in such manner as Purchaser deems appropriate.

          The  benefits,  waivers and  releases  accruing  to Seller  under this
     Section   10.14  shall  accrue  not  only  to  Seller,   but  also  to  its
     shareholders, officers, directors, employees, affiliates and agents.

          10.15. MATERIALITY. The provisions of this Section are material and included as a material portion of the consideration given to Buyer by Seller in exchange for Buyer's performance under this Agreement.

     11. BUYER'S WARRANTIES. Buyer hereby represents to Seller as of the Effective Date and again as of Close of Escrow that:

          11.1. AUTHORITY. Buyer has full power and authority to execute, deliver and perform under this Agreement as well as the documents that are to be executed by Buyer and are attached as Exhibits to this Agreement.

          11.2. LITIGATION. There are no claims, actions, suits or proceedings pending or, to Buyer's knowledge, overtly threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents attached as Exhibits that are to be executed by Buyer.

          11.3. ABSENCE OF DEFAULTS. The execution, delivery and performance of this Agreement and the other documents, specimens of which are attached as Exhibits to this Agreement, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a Party or may be bound.

          11.4. CONTINUING NOTIFICATION OBLIGATIONS. Should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 11 after the Effective Date and prior to Close of Escrow, Buyer will immediately notify Seller of the same in writing.

     12. SURVIVAL. All representations, warranties and indemnifications made in this Agreement by Seller or Buyer shall survive the cancellation of this Agreement or the Close of Escrow during the period of the applicable statute of limitations.

     13. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

          13.1. BROKERS. The Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement, except Grubb & Ellis, Attention: Brian Lee ("Broker"). The parties understand that Broker has represented both of their interests. Seller shall pay to Broker an 8% commission due Broker. If Broker is to be paid through Escrow at Close of Escrow such agreements shall be deposited in Escrow on or before Close of Escrow. If, but only if, Escrow closes, Seller shall pay from Seller's proceeds the commission to Broker and Escrow Agent is hereby directed to make payment to Broker, at Close of Escrow, on behalf of Seller. If Escrow does not close for any reason, Broker (including any broker, finder, agent or person claiming by or through Broker) shall not be entitled to any commission, fee or deposit. Broker shall have no claim to forfeited Earnest Money, if any. By execution of this Agreement, Broker agrees to and shall be bound by the terms of this Section, and the commissions shall be the only compensation to which Broker is entitled for services rendered in connection with the sale of the Property. Buyer is to have no obligation to the Broker for any amounts now or hereafter alleged to be due the Broker in regard to any matters arising under this Agreement. Seller acknowledges that Mr. Lee, a licensed real estate broker/salesperson in the State of Arizona, is also an Officer/Director of one or both of the entities constituting "Buyer" hereunder, but that Mr. Lee does not have a pecuniary interest in the transaction, except for his interest in and to the brokerage commission described above.

          13.2. INDEMNIFICATION FOR COMMISSION. If any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with the Purchase Transaction, the Party under whom the finder or broker is claiming shall indemnify and hold the other Parties harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claims.

          13.3. SURVIVAL. The provisions of this Section 13 shall survive cancellation of this Agreement or Close of Escrow.

     14. WATER RIGHTS. At Close of Escrow, Seller shall, by execution and delivery of the Deed and without further act, be deemed to have assigned, transferred, conveyed and set over unto Buyer the grandfathered water rights, if any, with respect to the Property, and Seller agrees, if so requested by Buyer, to make, execute and deliver an assignment of or deed to such rights in such form as Buyer may reasonably require at or after Close of Escrow to evidence the same.

     15. NOMINEE AND RIGHT OF TRANSFER; 1031 EXCHANGE. Buyer shall have the right to substitute another person ("Substituted Buyer") in lieu of Buyer by giving written notice prior to Closing to Seller and Escrow Agent of the name, address and telephone number of the Substituted Buyer. Such Substituted Buyer shall also have an unlimited right of nomination and renomination under this Section. Upon nomination of a Substituted Buyer in accordance with this Section, all of the rights and obligations of the Buyer (or any prior Substituted Buyer) in and under this Agreement shall become the rights and obligations of the Substituted Buyer, however, Buyer (or the prior Substituted Buyer) shall not be released from any of its obligations under this Agreement. All references in this Agreement to "Buyer" shall mean and refer to the last Substituted Buyer. The Substituted Buyer shall be bound by all of the time limits set forth in this Agreement and no such substitution shall constitute cause for any extension of any time limit set forth in this Agreement. However, Seller shall not be obliged to take title to any other real property, Seller makes no representations as to the tax effects of any such transaction, if any, Buyer shall indemnify and hold harmless Seller from any cost, claim or damage arising out of said transaction and said transaction shall not otherwise delay Closing.

     Without limiting the generality of the foregoing, Seller understands that Buyer is acquiring the Property as its replacement property pursuant to a tax-deferred exchange in accordance with the provisions of ss. 1031 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 1031"). Seller agrees to fully cooperate with Buyer in connection with such exchange. In this regard, Buyer shall have the right to substitute any person designated by Buyer as a Substituted Buyer in lieu of Buyer by giving written notice prior to Closing to Seller and Escrow Agent of the name, address and telephone number of the Substituted Buyer. Such Substituted Buyer shall also have an unlimited right of nomination and renomination under this Section. Seller agrees to cooperate with Buyer and to sign all documents necessary for Buyer to acquire the Property as its replacement property under Section 1031 and will accept an assignment of this Agreement to the exchange intermediary for such purpose. Seller's compliance with this Section shall be at no additional cost, liability or delay to Seller.

     16. RISK OF LOSS. Seller shall bear all risk of loss, damage or taking (by condemnation or sale in lieu of condemnation) of all or any part of the Property which may occur prior to Close of Escrow. In the event of any loss, damage or taking prior to Close of Escrow, Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money plus all interest accrued thereon shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, none of the Parties shall have any further liability or obligation under this Agreement. In the alternative Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed 10 days from the date Buyer receives notice of the loss and the Closing Date shall be extended to the extent necessary if the Closing Date is scheduled prior to the expiration of such 10 day period) Buyer may cancel this Agreement as provided above. If Buyer waives any such loss or damage to the Property and closes Escrow, Seller shall at Close of Escrow and as a condition precedent to the Closing, pay Buyer or credit Buyer against the Additional Funds the amount of any insurance or condemnation proceeds, in an amount which shall not exceed the Purchase Price, or assign to Buyer, as of Close of Escrow and in a form acceptable to Buyer, all rights or claims for relief to the same. If Buyer does not cancel this Agreement in the case of a condemnation, Seller shall not do or forebear to do any acts in any condemnation action which will materially and adversely affect the outcome of such action without consulting with, and obtaining the written consent of, Buyer prior to Close of Escrow. For purposes of this Agreement, the Property shall be deemed the subject of a condemnation action as of the date of issuance of a summons in connection with the filing of a complaint in eminent domain (or similar filing) by any condemning authority or statutorily authorized non-governmental condemnor.

     17. [RESERVED]

     18. REMEDIES.

          18.1. SELLER'S BREACH. If Seller breached this Agreement, Buyer, at Buyer's sole option, may either: (i) by written notice to Seller, and Escrow Agent, cancel this Agreement whereupon the Earnest Money plus all interest accrued thereon shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement; (ii) seek specific performance against Seller in which event Close of Escrow shall be automatically extended as necessary, or (iii) if and only if specific performance is not otherwise available, pursue an action for damages against Seller, but in no event shall Buyer's damages exceed $50,000.00 unless Seller's breach is willful or intentional. In no event shall the foregoing effect Buyer's right to obtain attorneys' fees in any such action if Buyer is the prevailing party therein.

          18.2. BUYER'S BREACH. If Buyer breaches this Agreement, as Seller's sole remedy, Seller shall be entitled to retain the Earnest Money in accordance with Section 5.2 above as Seller's agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.

     19. GENERAL PROVISIONS.

          19.1. ATTORNEYS' FEES. If there is any litigation to enforce any provisions or rights arising under this Agreement in accordance with
     Section 18.1 above, the unsuccessful Party in such litigation, as determined by the court, agrees to pay the successful Party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful Party, such fees to be determined by the court.

          19.2.NOTICES.

          19.2.1 ADDRESSES. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant to the terms of this Section, or tested telex, or telegram, or telecopies, or any express or overnight delivery service [E.G. Federal Express], delivery charges prepaid:

         If to Buyer:          Foot Creek Corporation of Arizona
                               Grandilla (Arizona), Inc.
                               c/o Brian Lee
                               Grubb & Ellis
                               2390 E. Camelback, Suite 100
                               Phoenix, Arizona 85016
                               Telephone No.: (602) 224-4424
                               Fax No.: (602) 468-8588

         With a copy to:       Mariscal, Weeks, McIntyre & Friedlander, P.A.
                               2901 North Central Avenue, Suite 200
                               Phoenix, Arizona 85012
                               Attn: Fred C. Fathe, Esq.
                               Telephone No.: (602) 285-5000
                               Fax No.: (602) 285-5100

         If to Seller:         Stratford American Car Rental Systems, Inc.
                               Attn:   Messrs. David Eaton &  Mel Shultz
                               2400 E. Arizona Biltmore Circle
                               Building 2, Ste. 1270
                               Phoenix, Arizona  85012
                               Telephone No.: (602) 956-7809
                               Fax No.: (602) 955-3441

         With a copy to:       Ronald Ballard, Esq.
                               Fennemore Craig PC
                               3003 N. Central Ave.
                               Suite 2600
                               Phoenix, Arizona  85012-2913
                               Telephone (602) 916-5312
                               Fax (602) 916-5512

         If to Escrow Agent:   Fidelity National Title Insurance Company
                               Attention: Bonnie McCoid
                               3131 E. Camelback Road, Suite 115
                               Phoenix, Arizona  85016
                               Telephone (602) 224-1105
                               Fax (602) 224-6112

          19.2.2 EFFECTIVE DATE OF NOTICES. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, telegrams or telecopies, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery telegram or telecopy, and on the 2nd day following deposit in the mail, if notice is mailed. If Escrow has opened, a copy of any notice given to a Party shall also be given to Escrow Agent by regular mail or by any other method provided for in this Section.

          19.3. ESCROW INSTRUCTIONS. This Agreement, when deposited with Escrow Agent, shall constitute instructions to Escrow Agent, as escrow agent, for the consummation of the Purchase Transaction. Attached as EXHIBIT D is Escrow Agent's printed form conditions of escrow which, together with this Agreement, shall constitute all of the instructions to Escrow Agent with respect to the Purchase Transaction. It is provided, however, that in the event of a conflict between Escrow Agent's printed form conditions of Escrow and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail. Without limiting the generality of the foregoing, in no event shall Escrow Agent be indemnified or held harmless for any liability or claim arising from its own negligence or its own intentional misconduct or act of malfeasance and the so-called "13-day notice" provision, if any, in the Escrow Instructions is hereby deleted.

          19.4. ESCROW CANCELLATION CHARGES. If Escrow fails to close because of Seller's default, Seller shall be liable for any cancellation of Escrow Agent charges. If Escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If Escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent.

          19.5. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party or as a condition precedent to action by any of the Parties, the Parties agree that any such consent to each approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

          19.6. FURTHER INSTRUMENTS AND DOCUMENTS. Each Party shall, promptly upon the request of the other Party or Escrow Agent, execute, acknowledge and deliver to the other Party or Escrow Agent any and all further documents, instruments, instructions and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement, to consummate the transactions contemplated by this Agreement or to satisfy Escrow Agent's requirements.

          19.7. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be deemed to be made under, shall be construed in accordance with, and shall be governed by the internal, substantive laws of the State of Arizona (without reference to choice of law principles). Any action brought to interpret, enforce or construe any provision of this Agreement shall be commenced and maintained in the Superior Court of the State of Arizona in and for the County of Maricopa. The Parties irrevocably consent to jurisdiction and venue in such courts for such purposes and agree not to seek transfer or removal of any action commenced in accordance with the terms of this
     Section 19.7.

          19.8. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been or has had the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

          19.9. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday.

          19.10. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection with, or in furtherance of the Purchase Transaction, including any Exhibits to this Agreement, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

          19.11. HEADINGS AND COUNTERPARTS; FACSIMILE SIGNATURES. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts and by facsimile signature, all the counterparts (original or facsimile) shall be deemed to constitute one instrument and each counterpart shall be deemed an original. If counterparts (original or facsimile) are employed then, upon Close of Escrow, Escrow Agent shall assemble all counterpart signature pages into a single document containing all original or facsimile signatures, and this document shall be delivered to Buyer's counsel with copies of the document (including all signatures) to be delivered contemporaneously, by Escrow Agent, to Seller, Seller's counsel and Buyer.

          19.12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors in interest and permitted assigns.

          19.13. SEVERABILITY. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, and this Agreement shall otherwise remain in full force and effect.

          19.14. EXHIBITS; RECITALS. All Exhibits and Recitals referenced in this Agreement are incorporated by reference in, and shall constitute a part of, this Agreement.

          19.15. RELATIONSHIP. This Agreement shall not be construed as creating a joint venture, partnership or any other cooperative or joint arrangement between Buyer and Seller, and it shall be construed strictly in accordance with its terms.

          19.16. INTEGRATION CLAUSE; NO ORAL MODIFICATION. This Agreement and the Escrow Instructions represent the entire agreement of the Parties with respect to its subject matter, and all agreements, oral or written, entered into prior to this Agreement are revoked and superseded by this Agreement. This Agreement may not be changed, modified or rescinded, except in writing, signed by all Parties and any attempt at oral modification of this Agreement shall be void and of no effect.

          19.17. NO ASSUMPTION OF SELLER'S LIABILITIES. Buyer is acquiring only the Property from Seller and Buyer is not the successor in interest of Seller. Buyer does not assume, agree to pay, perform or indemnify Seller or any other person against any liability, obligation or expense of Seller or relating in any way to the Property except to the extent, if any, expressly and specifically provided for in this Agreement.

          19.18. WAIVER. Buyer is acquiring only the Property from Seller and Buyer is not the successor in interest of Seller. Failure of any Party to exercise any right, remedy or option arising out of a breach of this Agreement shall not be deemed a waiver of any right, remedy or option with respect to any subsequent or different breach, or the continuance of any existing breach.

          19.19. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for this Purchase Transaction and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning this Purchase Transaction.

         IN WITNESS WHEREOF, the Parties have executed this Purchase Agreement as of the Effective Date.

BUYER:                              FOOT CREEK CORPORATION OF ARIZONA,
                                    an Arizona corporation

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    GRANDILLA (ARIZONA), INC., an Arizona
                                    Corporation

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------


SELLER: STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                            ESCROW AGENT'S ACCEPTANCE

     This Agreement is accepted as of this _____ day of ____________ 1999, by Escrow Agent, which date is deemed to be the date of Opening of Escrow for the purposes of this Agreement, and Escrow Agent agrees to perform the acts applicable to Escrow Agent in accordance with the terms of this Agreement. Escrow Agent acknowledges its receipt of a fully executed original of this Agreement as of the date set forth above.

                                    FIDELITY NATIONAL TITLE INSURANCE COMPANY

                                    By:
                                       -----------------------------------------
                                       Escrow Officer

     The undersigned hereby execute this Agreement for the sole purpose of acknowledging and agreeing to be bound by the terms of Section 13 of the Agreement.

SELLER'S BROKER:

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------


BUYER'S BROKER:                                      GRUBB & ELLIS

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                        LEGAL DESCRIPTION OF THE PROPERTY






                                  EXHIBIT A TO
                               PURCHASE AGREEMENT

When recorded, return to:
Attn: Brian P. Lee
c/o Grubb & Ellis
2390 E. Camelback Road
Suite 100
Phoenix, Arizona  85016

Escrow No.
--------------------------------------------------------------------------------

                             SPECIAL WARRANTY DEED

     For the consideration of Ten Dollars, and other valuable consideration, STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation ("Grantor"), conveys to FOOT CREEK CORPORATION OF ARIZONA and GRANDILLA (ARIZONA), INC., both Arizona corporations (collectively, "Grantee"), as equal co-tenants, the following described real property:

     See EXHIBIT A attached to and incorporated in this Special Warranty Deed by this reference (the "Property").

     SUBJECT TO: all taxes and other matters of record, or which an accurate ALTA/ACSM survey would disclose.

     And Grantor hereby binds itself and its successors to warrant and defend the title, as against all acts of Grantor and no other, subject to the matters above set forth.

     Dated to be effective as of _______________, 1999.

GRANTOR: STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation


                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------
STATE OF ARIZONA          )
                          ) ss.
County of Maricopa        )

     The foregoing instrument was acknowledged before me this _____ day of _______________, 1999, by _________________________, as _______________ of
STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation, on behalf of the corporation, for the purposes set forth herein.


                                   ---------------------------------------------
                                    Notary Public

My Commission Expires:

                                LEGAL DESCRIPTION




                                  EXHIBIT A TO
                              SPECIAL WARRANTY DEED


                              NON-FOREIGN AFFIDAVIT

     The undersigned, _______________, ___________ of STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation("Transferor"), after being duly sworn upon his oath, deposes and says:

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform FOOT CREEK CORPORATION OF ARIZONA and GRANDILLA (ARIZONA), INC., both Arizona corporations (collectively, "Transferee"), that withholding of the tax is not required upon the disposition of Transferor's interest in the real property described on EXHIBIT A attached hereto and by this reference included herein (the "Property"), the undersigned hereby certifies the following:

     1. Transferor is not a non-resident alien, or a foreign corporation, foreign partnership, foreign trust, foreign estate or other foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code and the treasury regulations promulgated thereunder;

     2.    Transferor's    U.S.    taxpayer     identification    numbers    is:
__________________.

     3. Transferor's address is: 2400 E. Arizona Biltmore Circle, Building 2, Ste. 1270 Phoenix, Arizona 85012.

     4. There are no other persons or entities who have an ownership interest in the Property.

     The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Transferee in connection with the United States Foreign Investment in Property Tax Act and that any false statement contained in this Affidavit could be punished by fine, imprisonment or both.

     Under penalty of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief, it is true, correct and complete.

TRANSFEROR:                         STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC.,
                                    an Arizona corporation

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------
STATE OF _____________     )
                           ) ss.
County of ______________   )

     The foregoing instrument was acknowledged before me this _____ day of ______________, 199___, by _________________, as __________________ of STRATFORD
AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation, on behalf of the corporation for the purposes set forth herein.

                                   ---------------------------------------------
                                    Notary Public

My Commission Expires:

                                LEGAL DESCRIPTION

                       [TO BE SUPPLIED PRIOR TO EXECUTION]